Exhibit 10.1

AGREEMENT

THIS AGREEMENT is made effective as of the 1st day of April 2006 by and between__________________________ (the “Executive”) and Global Imaging Systems, Inc. (the “Company”).

RECITALS

WHEREAS, the Executive has previously been granted options to purchase shares of the Company’s common stock (the “Stock Options”); and

WHEREAS, the Board of Directors of the Company (the “Board”) authorized the Company to accelerate the vesting of all Executive’s Stock Options previously unvested and outstanding as of March 31, 2006; and

WHEREAS, the Board has determined it is the Company’s best interest to require Executive to agree to certain restrictions on the sale of any shares of the Company’s common stock acquired by Executive by exercising any of Executive’s Stock Options that were subject to accelerated vesting; and

WHEREAS, Executive has agreed to such restrictions.

NOW, THEREFORE IN CONSIDERATION OF the mutual promises contained herein, the parties hereto agree as follows:

1. Executive agrees Executive will not sell any shares of the Company’s common stock acquired by Executive by exercising any of Executive’s Stock Options that were subject to accelerated vesting until the earlier of: (i) the date on which such Stock Options would have vested in the absence of accelerated vesting or (ii) the death, disability or retirement of the Executive or (iii) the voluntary or involuntary termination of the employment relationship between the Executive and the Company.

2. For purposes of this Agreement, the term “Company” shall be construed to include Global Imaging Systems, Inc. and all its subsidiaries and related entities.

3. This Agreement supercedes all prior understandings between the Executive and the Company on the subject matter of this Agreement.

4. This Agreement shall be construed in accordance with the laws of the State of Florida.

5. This Agreement may only be modified or amended by a written agreement executed by the Executive and the Company.

6. Executive acknowledges Executive has been given an opportunity to review this Agreement, fully understands the implications of executing this Agreement, has agreed to be bound by the terms and conditions contained in this Agreement and has knowingly and voluntarily executed this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

Global Imaging Systems, Inc.	Executive

By:

Name:	Name

Title: